Exhibit 99.1
News Release

Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com
Sprague Resources LP Reports Fourth Quarter and Full Year 2015 Results
Partnership issues 2016 Adjusted EBITDA Guidance of $105 to $120 Million
Portsmouth, NH (March 10, 2016) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2015.
“Sprague’s fourth quarter results provided a strong capstone to an outstanding year for the company. Full year adjusted gross margin, adjusted EBITDA and distributable cash flow all set records, and we increased our distributions to unitholders by 13% while maintaining our coverage level above two times,” announced David Glendon, President and Chief Executive Officer. “Sprague’s performance, strong balance sheet, and significant liquidity to finance growth opportunities place us in an enviable position entering 2016. Considering the results we have seen so far in the first quarter, and including projected cash flows from our most recent natural gas acquisition, we are issuing a 2016 adjusted EBITDA guidance range between $105 and $120 million,” added Mr. Glendon.
Fourth Quarter 2015 Highlights

•	Adjusted gross margin was $70.8 million for the fourth quarter of 2015, compared to adjusted gross margin of $69.7 million for the fourth quarter of 2014.

•	Adjusted EBITDA was $30.3 million for the fourth quarter of 2015, compared to adjusted EBITDA of $30.0 million for the fourth quarter of 2014.

•	Net sales were $663.8 million for the fourth quarter of 2015, compared to net sales of $1.2 billion for the fourth quarter of 2014.

•
Net income on a GAAP basis was $28.4 million for the fourth quarter of 2015, compared to net income of $65.6 million for the fourth quarter of 2014. Net income per fully diluted common unit on a GAAP basis was $1.32 in the fourth quarter of 2015.

•
Sprague reported distributable cash flow of $28.0 million for the fourth quarter of 2015, compared to $21.2 million for the fourth quarter of 2014, representing a distribution coverage ratio of 2.5 times for the fourth quarter of 2015.

Full Year 2015 Highlights

•	Adjusted gross margin was $276.0 million in 2015, compared to adjusted gross margin of $245.0 million in 2014.

•	Adjusted EBITDA was $110.4 million in 2015, compared to adjusted EBITDA of $105.3 million in 2014.

•	Net sales were $3.5 billion in 2015, compared to net sales of $5.1 billion in 2014.

•	Net income on a GAAP basis was $78.3 million in 2015, compared to net income of $122.8 million in 2014. Net income per fully diluted common unit on a GAAP basis was $3.65 in 2015.

•
Sprague reported distributable cash flow of $89.7 million for the full year 2015, compared to $74.9 million for the full year 2014, representing a distribution coverage ratio of 2.1 times for the full year 2015.

EBITDA, adjusted EBITDA, and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2015.
Refined Products

•	Volumes in the Refined Products segment declined 20% to 381.1 million gallons in the fourth quarter of 2015, compared to 475.4 million gallons in the fourth quarter of 2014.

•	Adjusted gross margin in the Refined Products segment increased $2.2 million, or 5%, to $46.3 million in the fourth quarter of 2015, compared to $44.2 million in the fourth quarter of 2014.

•	Volumes in the Refined Products segment increased 15.9 million gallons, or 1%, to 1.68 billion gallons in 2015 compared to 2014.

•	Refined Products adjusted gross margin increased 17% to $170.4 million in 2015, compared to $146.0 million in 2014.

“Sprague’s integrated supply and marketing business model delivered a 5% increase in adjusted gross margin for the fourth quarter, despite lower volumes brought on by warmer than normal weather in the Northeast,” said Mr. Glendon. “Refined Products generated a record $170.4 million in adjusted gross margin for the full year, as the late 2014 acquisition of the Castle business and Bronx terminal brought more distillate and fuel oil customers to Sprague.”
Natural Gas

•	Natural Gas segment volumes decreased 12% to 14.1 Bcf in the fourth quarter of 2015, compared to 16.2 Bcf in the fourth quarter of 2014.

•	Natural Gas adjusted gross margin decreased $2.5 million, or 19%, to $10.4 million for the fourth quarter of 2015, compared to $12.9 million for the fourth quarter of 2014.

•	Volumes in the Natural Gas segment increased 2.5 Bcf, or 5%, to 56.9 Bcf in 2015 compared to 2014.

•	Natural Gas adjusted gross margin decreased 8% to $51.0 million in 2015, compared to $55.5 million in 2014.

“Warmer weather reduced sales volumes and opportunities to benefit from optimization of our supply portfolio in the fourth quarter. Despite the reduction in adjusted gross margin compared to the record level set in 2014, we continue to find opportunities for growth through acquisition and are successfully executing on our strategy of increasing the number of smaller size commercial and industrial customers we serve,” reported Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin increased by $0.7 million, or 7%, to $11.7 million for the fourth quarter of 2015, compared to $10.9 million for the fourth quarter of 2014.

•	Materials Handling adjusted gross margin increased 21% to $45.6 million in 2015 compared to $37.8 million in 2014.

“Materials handling posted a 7% increase in adjusted gross margin over the fourth quarter of 2014 as customers took advantage of opportunities to access our terminals and increase inventories of dry bulk materials ahead of winter,” said Mr. Glendon. “A full year of crude storage and handling revenues at Kildair, as well as an increased number of windmill component arrivals at Searsport drove adjusted gross margin to a record high $45.6 million for the year.”

On January 27, 2016, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its seventh consecutive distribution increase and approved a cash distribution of $0.5175 per unit for the quarter ended December 31, 2015, representing a 3% increase over the distribution declared for the quarter ended September 30, 2015. The distribution was paid on February 12, 2016 to unitholders of record as of the close of business on February 9, 2016.
Amendment to Credit Agreement

Sprague has finalized a concerted effort with our syndicate lenders to increase the liquidity available under our acquisition line by $150 million, increasing our total acquisition facility from $400 million to $550 million. Upon the closing of the amendment, which is anticipated over the next 1-2 days, we will provide additional detail on the increase and various amendment items.
Sprague Resources LP Schedule K-1s Now Available

Sprague has finalized 2015 tax packages for its unitholders, including Schedule K-1 and made available via Sprague’s website at www.spragueenergy.com under “Investor Relations > K-1 Tax Information”. The tax packages will be mailed by March 16, 2016. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.
Financial Results Conference Call
Management will review Sprague’s fourth quarter 2015 financial results in a teleconference call for analysts and investors today, March 10, 2016.

Date and Time:	March 10, 2016 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	53862018
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.
Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.
Sprague defines adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.
EBITDA, adjusted EBITDA, and adjusted gross margin are not prepared in accordance with GAAP. These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2015, and in our subsequent Form 10-Q filing for the quarter ended September 30, 2015, as well as Form 8-K and other documents filed with the SEC.  Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
(Financial Tables Below)

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three Months and Twelve Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014 (1)	2015	2014 (1)
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	381,066	475,398	1,684,158	1,668,240
Natural gas (MMBtus)	14,147	16,166	56,894	54,430
Materials handling (short tons)	807	703	2,666	2,663
Materials handling (gallons)	79,296	96,474	266,280	309,834
Net Sales:
Refined products	$564,523	$1,076,410	$3,063,858	$4,650,871
Natural gas	81,648	104,926	347,453	359,984
Materials handling	11,665	10,908	45,570	37,776
Other operations	5,955	5,750	25,033	21,131
Total net sales	$663,791	$1,197,994	$3,481,914	$5,069,762
Adjusted Gross Margin:
Refined products	$46,347	$44,153	$170,448	$146,021
Natural gas	10,448	12,922	51,004	55,536
Materials handling	11,665	10,925	45,564	37,811
Other operations	2,338	1,660	8,986	5,599
Total adjusted gross margin	$70,798	$69,660	$276,002	$244,967
Calculation of Adjusted Gross Margin: (2)
Total net sales	$663,791	$1,197,994	$3,481,914	$5,069,762
Cost of products sold (exclusive of depreciation and amortization)	(583,955)	(1,076,155)	(3,188,924)	(4,755,031)
Add: unrealized (gain) loss on inventory	(3,023)	241	2,079	(11,070)
Add: unrealized loss on prepaid forward contracts	380	—	2,628	—
Add: unrealized gain on natural gas transportation contracts	(6,395)	(52,420)	(21,695)	(58,694)
Total adjusted gross margin	$70,798	$69,660	$276,002	$244,967

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and twelve months ended December 31, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)
Adjusted gross margin is defined as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

Sprague Resources LP
Summary Unaudited Financial Data
Three Months and Twelve Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014 (1)	2015	2014 (1)
	($ in thousands, except unit and per unit amounts)
Statement of Operations Data:
Net sales	$663,791	$1,197,994	$3,481,914	$5,069,762
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	583,955	1,076,155	3,188,924	4,755,031
Operating expenses	17,074	16,395	71,468	62,993
Selling, general and administrative	23,210	22,963	94,403	76,420
Depreciation and amortization	4,977	5,167	20,342	17,625
Total operating costs and expenses	629,216	1,120,680	3,375,137	4,912,069
Operating income	34,575	77,314	106,777	157,693
Other (expense) income	(216)	(288)	298	(288)
Interest income	89	169	456	569
Interest expense	(6,743)	(8,104)	(27,367)	(29,651)
Income before income taxes	27,705	69,091	80,164	128,323
Income tax (benefit) provision	674	(3,503)	(1,816)	(5,509)
Net income	28,379	65,588	78,348	122,814
Add/(deduct):
Income attributable to Kildair	—	(1,977)	—	(4,080)
Incentive distributions declared	(167)	—	(321)	—
Limited partners’ interest in net income	$28,212	$63,611	$78,027	$118,734
Net income per limited partner unit:
Common - basic	$1.34	$3.13	$3.71	$5.88
Common - diluted	$1.32	$3.07	$3.65	$5.84
Subordinated - basic and diluted	$1.34	$3.13	$3.71	$5.88
Units used to compute net income per limited partner unit:
Common - basic	11,007,220	10,271,010	10,975,941	10,131,928
Common - diluted	11,187,570	10,453,910	11,141,333	10,195,566
Subordinated - basic and diluted	10,071,970	10,071,970	10,071,970	10,071,970
Reconciliation of net income to adjusted EBITDA:
Net income	$28,379	$65,588	$78,348	$122,814
Add/(deduct):
Interest expense, net	6,654	7,935	26,911	29,082
Tax (benefit) provision	(674)	3,503	1,816	5,509
Depreciation and amortization	4,977	5,167	20,342	17,625
EBITDA (2)	$39,336	$82,193	$127,417	$175,030
Add: unrealized (gain) loss on inventory	(3,023)	241	2,079	(11,070)
Add: unrealized loss on prepaid forward contracts	380	—	2,628	—
Add: unrealized gain on natural gas transportation contracts	(6,395)	(52,420)	(21,695)	(58,694)
Adjusted EBITDA (3)	$30,298	$30,014	$110,429	$105,266

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and twelve months ended December 31, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)	EBITDA represents net income before interest, income taxes, depreciation and amortization.
3)
Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

Sprague Resources LP
Reconciliation of Adjusted EBITDA to Distributable Cash Flow
Three Months and Twelve Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014 (1)	2015	2014 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (2)	$30,298	$30,014	$110,429	$105,266
Add/(deduct):
Cash interest expense, net	(5,771)	(6,687)	(23,359)	(24,265)
Cash taxes	49	(1,350)	(1,668)	(3,042)
Maintenance capital expenditures	(1,689)	(4,231)	(8,855)	(8,290)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	3,206	2,915	8,437	8,182
Other	1,866	4,711	4,701	6,102
Eliminate the effects of Kildair (3)	—	(4,206)	—	(9,056)
Distributable cash flow	$27,959	$21,166	$89,685	$74,897

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and twelve months ended December 31, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)
Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

3)	To report distributable cash flow excluding Kildair for the periods that were under common control and prior to the Kildair acquisition on December 9, 2014.